EXHIBIT 99.1
Allied Capital Announces 2009 Third Quarter Financial Results
November 5, 2009 — Washington, DC — Allied Capital Corporation (NYSE: ALD) today announced 2009 third quarter financial results.
Highlights for Q3 2009
•	Net investment income was $0.05 per share, or $9.6 million

•	Net realized losses were $0.03 per share, or $5.1 million

•	The total of net investment income and net realized losses was income of $0.02 per share, or $4.5 million

•	Net unrealized depreciation was $0.15 per share, or $27.7 million; including net depreciation in portfolio value of $0.20 per share, or $36.4 million and the reversal of net unrealized depreciation associated with net realized losses and dividend income of $0.05 per share, or $8.7 million

•	Loss on extinguishment of debt was $0.66 per share, or $117.5 million

•	Net loss was $0.79 per share, or $140.7 million

•	Net asset value per share was $6.70 at September 30, 2009

•	Shareholders’ equity was $1.2 billion at September 30, 2009

•	New investments totaled $19.4 million

•	Principal collections from investment repayments or sales totaled $63.5 million

•	Cash and investments in money market and other securities totaled $152.8 million at September 30, 2009
For the quarter ended September 30, 2009, net investment income was $9.6 million or $0.05 per share compared to net investment income of $45.6 million or $0.26 per share for the quarter ended September 30, 2008. For the quarter ended September 30, 2009, the company had net realized losses of $5.1 million or $0.03 per share, compared to net realized gains of $62.0 million or $0.35 per share for the quarter ended September 30, 2008.
For the quarter ended September 30, 2009, the sum of net investment income and net realized losses was income of $4.5 million or $0.02 per share. For the quarter ended September 30, 2008, the sum of net investment income and net realized gains was income of $107.6 million or $0.60 per share.
For the quarter ended September 30, 2009, net change in unrealized appreciation or depreciation was a decrease of $27.7 million or $0.15 per share. Net unrealized depreciation for the quarter was increased by additional net depreciation due to changes in portfolio value of $36.4 million or $0.20 per share and the reversal of previously recorded unrealized appreciation associated with realized gains and dividend income of $9.3 million or $0.05 per share. Net unrealized depreciation for the quarter was reduced by $18.0 million or $0.10 per share due to the reversal of previously recorded unrealized depreciation associated with realized losses. For the quarter ended September 30, 2008, net change in unrealized appreciation or depreciation was a decrease of $425.9 million or $2.38 per share. The net unrealized depreciation for the third quarter of 2008 resulted from net declines in investment values of $378.7 million or $2.12 per share and the reversal of net unrealized appreciation associated with net realized gains of $47.2 million or $0.26 per share.
Net loss for the quarter ended September 30, 2009, was $140.7 million or $0.79 per share, which included loss on extinguishment of debt of $117.5 million or $0.66 per share, as compared to net loss of $318.3 million or $1.78 per share for the quarter ended September 30, 2008.
Net income can vary substantially from period to period due to the recognition of realized gains and losses and unrealized appreciation and depreciation, among other factors. As a result, quarterly comparisons of net income may not be meaningful.

Liquidity and Operations
During the third quarter of 2009, the company completed a comprehensive restructuring of its private notes and its bank facility. In connection with the restructuring, the company’s existing private notes were exchanged for three new series of notes. The Series A Notes, which have a principal amount of $253.8 million, mature on June 15, 2010; the Series B Notes, which have a principal amount of $253.8 million, mature on June 15, 2011; and the Series C Notes, which have a principal amount of $333.5 million, mature primarily on March 31, 2012, with the remainder maturing on April 1, 2012. The company’s revolving line of credit was restructured into a term facility maturing on November 13, 2010 and the $46 million of letters of credit outstanding at the time of restructure remained with the facility. As of September 30, 2009, all of the letters of credit have expired or terminated. The company also granted the private noteholders and lenders under the bank facility a pari-passu blanket lien on a substantial portion of its assets, including a substantial portion of the assets of the company’s consolidated subsidiaries. The company incurred various closing fees and other costs to complete the restructuring. A portion of the closing costs incurred were recorded as a loss on the extinguishment of debt in the company’s results of operations in the third quarter of 2009. The remainder were deferred and are being amortized over the respective remaining terms of the notes and the bank facility. The loss on extinguishment of debt recorded during the third quarter of 2009 was $117.5 million.
The company has focused its efforts on selling assets in its portfolio in order to generate capital to improve its liquidity and de-lever its balance sheet. During the three and nine months ended September 30, 2009, the company sold or had repayments on portfolio investments that generated cash proceeds of $63.5 million and $650.8 million, respectively. At September 30, 2009, the company had cash and money market and other securities totaling $152.8 million as compared to $50.7 million at December 31, 2008. During the third quarter of 2009, the company repaid $174 million of its outstanding debt in connection with the restructuring discussed above.
From September 30, 2009 through November 2, 2009, the company has collected additional cash proceeds totaling approximately $195 million, including cash proceeds of $165 million from sale of the company’s interest in the Senior Secured Loan Fund LLC (formerly Unitranche Fund LLC). The company has also paid down an additional $94 million of private debt since September 30, 2009 and has cash and money market and other securities of $273 million as of November 2, 2009.
At September 30, 2009, the company had borrowings on its bank term debt of $50.0 million, outstanding private notes of $841.0 million and outstanding public debt of $745.5 million. During the nine months ended September 30, 2009, the company repurchased publicly issued notes in the market with a total par value of $134.5 million for a total cost of $50.3 million. The company did not repurchase any publicly issued notes during the three months ended September 30, 2009. The company recognized a gain on repurchase of debt of $83.5 million for the nine months ended September 30, 2009.
Portfolio and Investment Activity
The company has reduced new investment activity as part of its efforts to conserve capital and reduce outstanding debt. Investments funded for the quarter ended September 30, 2009, totaled $19.4 million, primarily related to pre-existing investment commitments. In addition, the company funded $46.0 million related to letters of credit issued in connection with term securitizations completed by Ciena Capital, LLC. During the quarter, principal collections related to investment repayments or sales totaled $63.5 million.
At September 30, 2009, the total portfolio at value was $2.5 billion, including interest-bearing investments of $2.1 billion with a weighted average yield of 11.9%.
Portfolio Quality
Loans and debt securities over 90 days delinquent at September 30, 2009, were $129.1 million or 5.1% of the portfolio at value. At December 31, 2008, loans and debt securities over 90 days delinquent were $108.0 million or 3.1% of the portfolio at value. Excluding the company’s senior loan to Ciena Capital LLC, loans and debt securities over 90 days delinquent were

$26.9 million or 1.1% of the portfolio at value at September 30, 2009 as compared to $3.1 million or 0.1% of the portfolio at value at December 31, 2008.
Loans and debt securities not accruing interest at September 30, 2009 were $315.0 million or 12.5% of the portfolio at value, as compared to $335.6 million or 9.6% of the portfolio at value at December 31, 2008. Excluding the company’s senior loan to Ciena Capital LLC, loans on non-accrual were $212.7 million or 8.5% of the portfolio at value at September 30, 2009 as compared to $230.7 million or 6.6% of the portfolio at value at December 31, 2008.
Loans and debt securities on non-accrual and over 90 days delinquent totaled $129.1 million at September 30, 2009 and $108.0 million at December 31, 2008.
Merger Agreement
On October 26, 2009, the company entered into an Agreement and Plan of Merger with Ares Capital Corporation. The merger agreement provides that Allied Capital will merge into Ares Capital with Ares Capital being the surviving company. Upon consummation of the merger, each share of the company’s common stock will be converted into and become exchangeable for 0.325 common shares of Ares Capital Corporation. Consummation of the merger, which is currently anticipated to occur by the end of the first quarter of 2010, is subject to certain conditions, including, among others, Allied Capital stockholder approval, Ares Capital stockholder approval, required regulatory approvals, receipt of certain Ares Capital and Allied Capital lender consents and other customary closing conditions. For more information about the proposed business combination, please see our Form 8-K filed with the U.S. Securities and Exchange Commission on October 30, 2009.
Webcast/ Conference Call at 11:00 a.m. (Eastern Time) on Thursday, November 5, 2009
The company will host a webcast/conference call at 11:00 a.m. (Eastern Time) on Thursday, November 5, 2009, to discuss the results for the quarter. PLEASE VISIT THE PRESENTATIONS & REPORTS SECTION OF THE INVESTOR RESOURCES PORTION OF THE COMPANY’S WEBSITE FOR A SLIDE PRESENTATION THAT COMPLEMENTS TODAY’S CONFERENCE CALL.
All interested parties are welcome to attend the live webcast, which will be hosted through our web site at www.alliedcapital.com. Please visit the web site to test your connection before the call. You can also access the conference call by dialing (866) 450-8367 approximately 15 minutes prior to the call. International callers should dial (412) 317-5427. All callers should reference the passcode “7230583.”
An archived replay of the event will be available beginning next week through November 23, 2009 by calling (877) 344-7529 (international callers please dial (412) 317-0088). Please reference passcode “434633”. An archived replay will also be available on our website beginning next week. For complete information about the webcast/conference call and the replay, please visit our website or call Allied Capital Investor Relations at (888) 818-5298.
About Allied Capital
Allied Capital (NYSE: ALD) is a business development company (BDC) that is regulated under the Investment Company Act of 1940. Allied Capital has a portfolio of investments in the debt and equity capital of middle market businesses nationwide. Founded in 1958 and operating as a public company since 1960, Allied Capital has been investing in the U.S. entrepreneurial economy for 50 years. Allied Capital has a diverse portfolio of investments in 88 companies across a variety of industries. For more information, please visit www.alliedcapital.com, call Allied Capital investor relations toll-free at (888) 818-5298, or e-mail us at ir@alliedcapital.com.

Forward-Looking Statements
The information contained in this press release contains forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements, and these factors are enumerated in Allied Capital’s filings with the Securities and Exchange Commission. This press release should be read in conjunction with the company’s recent SEC filings.
Important Additional Information to be Filed with SEC
This Communication is being made in respect of the proposed business combination involving Ares Capital and Allied Capital. In connection with the proposed transaction, Ares Capital plans to file with the SEC a Registration Statement on Form N-14 that includes proxy statements of Ares Capital and Allied Capital and that also constitutes a prospectus of Ares Capital. The definitive Joint Proxy Statement/Prospectus will be mailed to stockholders of Ares Capital and Allied Capital, respectively. INVESTORS AND SECURITY HOLDERS OF ARES CAPITAL AND ALLIED CAPITAL ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.
Investors and security holders will be able to obtain free copies of the Registration Statement and Joint Proxy Statement/Prospectus (when available) and other documents filed with the SEC by each of Ares Capital and Allied Capital through the web site maintained by the SEC at www.sec.gov. Free copies of the Registration Statement and Joint Proxy Statement/Prospectus (when available) and other documents filed with the SEC can also be obtained on Ares Capital Corporation’s website at www.arescapitalcorp.com or on Allied Capital Corporation’s website at www.alliedcapital.com.
Proxy Solicitation
Ares Capital, Allied Capital and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from Ares Capital and Allied Capital stockholders in favor of the acquisition. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Ares Capital and Allied Capital stockholders in connection with the proposed acquisition will be set forth in the Joint Proxy Statement/Prospectus when it is filed with the SEC. You can find information about Ares Capital’s executive officers and directors in its definitive proxy statement filed with the SEC on March 9, 2009. You can find information about Allied Capital’s executive officers and directors in its definitive proxy statement filed with the SEC on April 1, 2009. You can obtain free copies of these documents from Ares Capital and Allied Capital in the manner set forth above.

CONSOLIDATED BALANCE SHEET
(in thousands, except per share amounts)

	September 30,	December 31,
	2009	2008
	(unaudited)
Assets
Portfolio at value:
Private finance	$2,442,671	$3,399,063
Commercial real estate finance	68,523	93,887

Total portfolio at value	2,511,194	3,492,950

Accrued interest and dividends receivable	49,953	55,638
Other assets	125,653	122,909
Investments in money market and other securities	90,020	287
Cash and cash equivalents	62,737	50,402
Restricted cash	659	—

Total assets	$2,840,216	$3,722,186

Liabilities and Shareholders’ Equity

Liabilities:
Notes payable	$1,543,867	$1,895,000
Bank term debt (former Revolver)	50,000	50,000
Accounts payable and other liabilities	45,084	58,786

Total liabilities	1,638,951	2,003,786

Commitments and contingencies

Shareholders’ equity:
Common stock	18	18
Additional paid-in capital	3,037,718	3,037,845
Notes receivable from sale of common stock	(680)	(1,089)
Net unrealized appreciation (depreciation)	(1,883,617)	(1,503,089)
Undistributed earnings	47,826	184,715

Total shareholders’ equity	1,201,265	1,718,400

Total liabilities and shareholders’ equity	$2,840,216	$3,722,186

Net asset value per common share	$6.70	$9.62

Common shares outstanding	179,362	178,692

CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Interest and related portfolio income
Interest and dividends	$65,630	$112,207	$230,017	$366,079
Fees and other income	6,808	8,455	22,233	34,105

Total interest and related portfolio income	72,438	120,662	252,250	400,184

Expenses
Interest	42,421	35,949	129,023	109,974
Employee	10,905	21,443	32,939	57,439
Employee stock options	392	1,477	2,369	9,531
Administrative	7,205	14,138	25,509	36,100
Impairment of long-lived asset	—	—	2,873	—

Total operating expenses	60,923	73,007	192,713	213,044

Net investment income before income taxes	11,515	47,655	59,537	187,140

Income tax expense (benefit), including excise tax	1,930	2,060	4,205	8,141

Net investment income	9,585	45,595	55,332	178,999

Net realized and unrealized gains (losses)

Net realized gains (losses)	(5,090)	62,042	(158,255)	47,330
Net change in unrealized appreciation or depreciation	(27,681)	(425,899)	(380,528)	(687,506)

Total net gains (losses)	(32,771)	(363,857)	(538,783)	(640,176)

Gain on repurchase of debt	—	—	83,532	—
Loss on extinguishment of debt	(117,497)	—	(117,497)	—

Net increase (decrease) in net assets resulting from operations	$(140,683)	$(318,262)	$(517,416)	$(461,177)

Diluted earnings (loss) per share	$(0.79)	$(1.78)	$(2.89)	$(2.70)

Weighted average common shares outstanding — diluted	179,054	178,692	178,815	171,084

ALLIED CAPITAL CORPORATION
FINANCIAL & STATISTICAL SUMMARY
($ in millions, except per share amounts)

	Unaudited
	Q3 2009(1)	Q2 2009(1)	Q1 2009(1)	Q4 2008(1)	Q3 2008(1)

Income Summary
Interest and related portfolio income	$72.4	$84.6	$95.2	$102.1	$120.7
Operating expenses(2)	60.9	63.7	68.0	73.5	73.0
Income tax expense (benefit), including excise tax(3)	1.9	2.7	(0.4)	(5.6)	2.1

Net investment income	9.6	18.2	27.5	34.2	45.6

Realized gains (losses):
Realized gains	14.5	8.6	12.8	15.3	97.5
Realized losses	(19.6)	(134.7)	(39.9)	(192.0)	(35.5)

Net realized gains (losses)	(5.1)	(126.1)	(27.1)	(176.7)	62.0

Net change in unrealized appreciation or depreciation:
Net unrealized appreciation (depreciation)	(36.4)	(101.2)	(362.7)	(605.1)	(378.7)
Reversals of previously recorded net unrealized appreciation or depreciation associated with realized gains or losses:
Unrealized appreciation reversed for realized gains	(8.9)	(10.9)	(1.0)	(0.9)	(80.4)
Unrealized appreciation reversed for dividend income	(0.4)	(7.0)	(3.4)	—	(1.6)
Unrealized depreciation reversed for realized losses	18.0	116.3	17.0	169.7	34.8

Net change in unrealized appreciation or depreciation	(27.7)	(2.8)	(350.1)	(436.3)	(425.9)
Gain on repurchase of debt(4)	—	81.5	2.0	—	—
Loss on extinguishment of debt	(117.5)	—	—	—	—

Net income (loss)	$(140.7)	$(29.1)	$(347.7)	$(578.8)	$(318.3)

Total of net investment income, net realized gains (losses), gain on repurchase of debt and loss on extinguishment of debt	$113.0	$(26.3)	$2.4	$(142.6)	$107.6

Per Share Statistics (diluted)
Net investment income	$0.05	$0.10	$0.15	$0.19	$0.26
Net realized gains (losses)	(0.03)	(0.71)	(0.15)	(0.99)	0.35
Net change in unrealized appreciation or depreciation	(0.15)	(0.02)	(1.96)	(2.44)	(2.38)
Gain on repurchase of debt(4)	—	0.46	0.01	—	—
Loss on extinguishment of debt	(0.66)	—	—	—	—

Net income (loss)	$(0.79)	$(0.16)	$(1.95)	$(3.24)	$(1.78)

Total of net investment income, net realized gains (losses), gain on repurchase of debt and loss on extinguishment of debt(5)	$(0.63)	$(0.15)	$0.01	$(0.80)	$0.60
Dividends per share	$—	$—	$—	$0.65	$0.65

Balance Sheet Summary
Total portfolio at value:
Private finance	$2,442.7	$2,476.3	$2,830.0	$3,399.1	$4,101.9
Commercial real estate finance	68.5	73.7	79.0	93.9	106.6

Total portfolio at value	$2,511.2	$2,550.0	$2,909.1	$3,493.0	$4,208.5
Yield on interest-bearing portfolio	11.9%	11.8%	11.8%	12.1%	11.9%
Cash and investments in money market and other securities	$152.8	$484.0	$290.2	$50.7	$215.3
Total assets	$2,840.2	$3,209.1	$3,387.6	$3,722.2	$4,625.7
Total debt outstanding	$1,593.9	$1,810.5	$1,942.5	$1,945.0	$2,131.0
Undistributed earnings	$47.8	$160.8	$187.1	$184.7	$421.8
Total shareholders’ equity	$1,201.3	$1,341.3	$1,369.8	$1,718.4	$2,413.4
Net asset value per share	$6.70	$7.49	$7.67	$9.62	$13.51
Asset coverage ratio	175%	174%	171%	188%	213%
Debt to equity ratio	1.33	1.35	1.42	1.13	0.88
Net debt to equity ratio	1.20	0.99	1.21	1.10	0.79
This summary should be read in conjunction with the Company’s SEC filings. Certain reclassifications have been made to prior period balances to conform with the current period financial statement presentation.

(1)	The results for the interim periods are not necessarily indicative of the operating results to be expected for the full year.

(2)	Operating expenses included employee stock option expense totaling $0.4 million or $0.00 per share, $1.2 million or $0.01 per share, $0.8 million or $0.00 per share, $2.3 million or $0.01 per share, and $1.5 million or $0.01 per share for the respective periods.

(3)	Income tax expense (benefit), including excise tax, included excise tax expense (benefit) of $0.0 million or $0.0 per share, $0.0 million or $0.00 per share, $(0.4) million or $(0.00) per share, $(5.6) million or $(0.03) per share, and $0.9 million or $0.01 per share for the respective periods.

(4)	During the three months ended September 30, 2009, June 30, 2009 and March 31, 2009, the Company repurchased $0.0 million, $132.0 million and $2.5 million of its publicly issued notes at a cost of $0.0 million, $49.8 million and $0.5 million, respectively. The gain is reduced by the recognition of the remaining unamortized original issue discount associated with the notes repurchased.

(5)	These are the most significant components of our taxable income. The company currently does not expect to declare dividends in 2009.

ALLIED CAPITAL CORPORATION
FINANCIAL & STATISTICAL SUMMARY
($ in millions, except per share amounts)

	Unaudited
	Q3 2009	Q2 2009	Q1 2009	Q4 2008	Q3 2008

Private Finance New Investments
By security type:
Loans and debt securities
Senior loans	$12.6	$6.9	$28.7	$22.1	$44.3
Senior secured loan to Ciena Capital LLC(6)	—	—	—	—	319.0
Unitranche debt	—	1.0	—	—	0.5
Subordinated debt	3.2	3.0	—	7.3	21.9

Total loans and debt securities	15.8	10.9	28.7	29.4	385.7
Equity securities
Preferred shares/ income notes of CLOs	—	—	—	—	8.4
Subordinated certificates in Senior Secured Loan Fund LLC	—	47.4	—	11.1	19.8
Other equity securities	2.8	3.0	6.9	6.9	15.0

Total new investments	$18.6	$61.3	$35.6	$47.4	$428.9

By transaction type:
Debt investments	$9.0	$59.1	$24.4	$37.8	$82.8
Buyout investments	9.6	2.2	11.2	9.6	346.1

Total new investments	$18.6	$61.3	$35.6	$47.4	$428.9

Private Finance Repayments or Sales(7)
By security type:
Loans and debt securities	$41.4	$328.7	$216.9	$146.7	$252.9
Equity	21.8	12.3	23.8	12.4	27.7

Total repayments or sales	$63.2	$341.0	$240.7	$159.1	$280.6

Private Finance Portfolio at Value
Loans and debt securities
Senior loans	$289.4	$287.1	$289.1	$306.3	$434.9
Unitranche debt	374.7	376.7	403.8	456.4	579.3
Subordinated debt	1,182.9	1,186.6	1,492.7	1,829.1	2,062.6

Total loans and debt securities	1,847.0	1,850.4	2,185.6	2,591.8	3,076.8
Equity securities
Preferred shares/ income notes of CLOs	84.4	82.1	104.4	179.2	218.3
Subordinated certificates in Senior Secured Loan Fund LLC	165.0	154.2	124.5	125.4	114.3
Other equity securities	346.3	389.6	415.5	502.7	692.5

Total equity securities	595.7	625.9	644.4	807.3	1,025.1

Total portfolio	$2,442.7	$2,476.3	$2,830.0	$3,399.1	$4,101.9

Yields(8):
Senior loans	4.8%	4.9%	5.9%	5.6%	4.2%
Unitranche debt	12.2%	12.2%	12.1%	12.0%	12.0%
Subordinated debt	13.4%	13.8%	13.5%	12.9%	13.1%
Total loans and debt securities	11.8%	12.1%	12.3%	11.9%	11.7%
Preferred shares/ income notes of CLOs	12.1%	11.1%	8.0%	16.4%	17.1%
Subordinated certificates in Senior Secured Loan Fund LLC	14.0%	10.0%	9.2%	12.0%	10.3%
Total interest bearing investments	12.0%	11.8%	11.9%	12.2%	12.0%
Total number of portfolio investments	113	120	132	138	146
This summary should be read in conjunction with the Company’s SEC filings. Certain reclassifications have been made to prior period balances to conform with the current period financial statement presentation.

(6)	The senior secured loan to Ciena that was acquired on September 30, 2008 was placed on non-accrual status on the purchase date. In addition, during the nine months ended September 30, 2009, the Company funded $97.4 million to support Ciena’s term securitizations in lieu of a draw under related standby letters of credit. The Company’s investment in Ciena had a value of $102.2 million at September 30, 2009 and $104.9 million at December 31, 2008.

(7)	Represents principal collections from investment repayments or sales excluding realized gains. Includes $0.0, $38.8 million and $132.2 million of cash collections related to notes and other receivables received from the sale of investments in two portfolio companies in prior periods for the three months ended September 30, 2009, June 30, 2009, and March 31, 2009, respectively.

(8)	The weighted average yield on loans and debt securities is computed as the (a) annual stated interest on accruing loans and debt securities plus the annual amortization of loan origination fees, original issue discount, and market discount on accruing loans and debt securities less the annual amortization of loan origination costs, divided by (b) total loans and debt securities at value. The weighted average yield on the preferred shares/income notes of CLOs is calculated as the (a) effective interest yield on the preferred shares/income notes of CLOs is calculated as the (a) effective interest yield on the preferred shares/income notes of CLOs, divided by (b) total preferred shares/income notes of CLOs at value. The weighted average yield on the subordinated certificates in the Senior Secured Loan Fund LLC is computed as the (a) effective interest yield on the subordinated certificates divided by (b) total investment at value. The weighted average yields are computed as of the balance sheet date.

ALLIED CAPITAL CORPORATION
FINANCIAL & STATISTICAL SUMMARY
($ in millions, except per share amounts)

	Unaudited
	Q3 2009	Q2 2009	Q1 2009	Q4 2008	Q3 2008

Valuation Assistance Received
Number of private finance portfolio companies reviewed by third parties	78	91	93	86	128
Percentage of private finance portfolio reviewed at value	97.8%	96.9%	94.0%	89.8%	97.2%

Portfolio Quality Data
Loans and Debt Securities on Non-Accrual Status
Loans and debt securities not accruing interest	$315.0	$254.0	$228.4	$335.6	$383.1
Loans and debt securities not accruing interest, % of portfolio at value	12.5%	10.0%	7.9%	9.6%	9.1%
Loans and debt securities not accruing interest excluding investments in Ciena Capital, % portfolio at value	8.5%	6.3%	5.6%	6.6%	4.8%

Loans and Debt Securities Over 90 Days Delinquent
Loans and debt securities over 90 days delinquent	$129.1	$96.7	$67.2	$108.0	$21.4
Loans and debt securities over 90 days delinquent, % portfolio at value	5.1%	3.8%	2.3%	3.1%	0.5%
Loans and debt securities over 90 days delinquent excluding investments in Ciena Capital, % portfolio at value	1.1%	0.1%	0.1%	0.1%	0.5%

Loans and Debt Securities on Non-Accrual Status and Over 90 Days Delinquent
Loans and debt securities not accruing interest and over 90 days delinquent	$129.1	$96.7	$67.2	$108.0	$21.4
This summary should be read in conjunction with the Company’s SEC filings. Certain reclassifications have been made to prior period balances to conform with the current period financial statement presentation.